                                                                  Exhibit (h)(2)

                                   SCHEDULE C
               TO THE ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                         DATED AS OF SEPTEMBER 16, 2002,
                    AS AMENDED AND RESTATED DECEMBER 10, 2003
                                     BETWEEN
                         SEI INSTITUTIONAL MANAGED TRUST
                                       AND
                         SEI INVESTMENTS FUND MANAGEMENT

Portfolios:     This Agreement shall apply with respect to all portfolios of the
                Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust
                (collectively, the "Funds"):

                Large Cap Value Fund
                Large Cap Growth Fund
                Tax-Managed Large Cap Fund
                Small Cap Value Fund
                Small Cap Growth Fund
                Tax-Managed Small Cap Fund
                Mid-Cap Fund
                Capital Appreciation Fund
                Equity Income Fund
                Balanced Fund
                Core Fixed Income Fund
                High Yield Bond Fund
                Real Estate Fund
                Large Cap Disciplined Equity Fund
                Managed Volatility Fund
                Small/Mid Cap Equity Fund

Fees: Pursuant to Article 5, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily net assets of the Trust:

                Large Cap Value Fund - Class A and I Shares               0.35%
                Large Cap Growth Fund - Class A and I Shares              0.35%
                Tax-Managed Large Cap Fund - Class A Shares               0.35%
                Tax-Managed Large Cap Fund - Class Y Shares               0.15%
                Small Cap Value Fund - Class A and I Shares               0.35%
                Small Cap Growth Fund - Class A and I Shares              0.35%
                Tax-Managed Small Cap Fund - Class A Shares               0.35%
                Mid-Cap Fund - Class A Shares                             0.35%
                Capital Appreciation Fund - Class A Shares                0.35%
                Equity Income Fund - Class A Shares                       0.35%
                Balanced Fund - Class A Shares                            0.35%
                Core Fixed Income Fund - Class A and I Shares             0.28%
                High Yield Bond Fund - Class A Shares                     0.35%
                Real Estate Fund                                          0.35%
                Large Cap Disciplined Equity Fund                         0.35%
                Managed Volatility Fund                                   0.35%
                Small/Mid Cap Equity Fund                                 0.35%

                                      C-1